SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               SEPTEMBER 30, 2002
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                Date of Report (Date of Earliest Event Reported)


                                  NESTOR, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


               0-12965                                   13-3163744
-----------------------------------          -----------------------------------
     (Commission File Number)                 (IRS Employer Identification No.)



                        400 MASSASSOIT AVENUE, SUITE 200
                         PROVIDENCE, RHODE ISLAND 02914
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               (Address of Principal Executive Offices, Zip Code)


                                 (401) 434-5522
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              (Registrant's telephone number, including area code)



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Item 2.  Disposition of Assets.
-------------------------------

     On July 15, 2002, Nestor, Inc. (the "Company" or "Nestor") entered into a Memorandum of Understanding (the "MOU") with Churchill Lane Associates, LLC ("CLA"). Pursuant to the MOU the Company agreed to enter into an assignment agreement with CLA (upon the satisfaction or waiver of certain conditions) providing for the irrevocable assignment (the "Assignment") to CLA of all of the Company's rights to royalty income (from July 1, 2002 and in perpetuity) under a license agreement (the "License") between the Company and ACI Worldwide Inc. ("ACI") for the Company's PRISM(R) fraud detection technology. The MOU also provided a schedule for advances to the Company by CLA of up to $1.3 million to provide interim financing to the Company during the period prior to the closing, which advances were used by the Company to pay its operating expenses and other short-term obligations.

     On September 30, 2002, the Company and CLA entered into an Assignment of Royalty Stream (the "Assignment Agreement") effecting the Assignment and CLA paid the Company $3.1 million in cash in consideration for the Assignment (less advances made by CLA pursuant to the MOU). Royalty payments by ACI pursuant to the License will be made directly to CLA on a monthly basis. No obligations or other rights of the Company were transferred or assigned to CLA. The Assignment Agreement does not provide for any minimum license sale requirements (on the part of the Company or ACI) or guaranteed minimum royalty payments to CLA. The Company intends to use the proceeds of the Assignment to pay its operating expenses and other short-term obligations.

     CLA is a limited liability company that is owned and controlled by Alan M. Wiener, Alvin J. Siteman and Robert M. Carroll. Messrs. Wiener, Siteman and Carroll are directors of the Company who collectively are the beneficial owners of 8,320,971 shares of Common Stock, representing approximately 16.4% of the Company's outstanding capital stock. Mr. Wiener is also Chairman of the Company's Board of Directors (the "Board"). Except for their interest as principals of CLA, Messrs. Wiener, Siteman and Carroll do not have any direct or indirect interest in the Assignment.

     The Company and ACI entered into the License on February 1, 2001. The License provides ACI with a non-exclusive right to integrate and distribute all of the Company's PRISM(R) and fraud detection products throughout ACI's worldwide sales and support network. PRISM(R) fraud detection solutions help financial institutions detect and prevent fraudulent payments, manage merchant risks and identify illicit account usage (money laundering). PRISM(R) fraud detection products are used by many of the world's largest financial institutions and represented approximately 87% of the Company's 2001 revenues. The February 1, 2001 agreement replaced an existing license agreement with ACI dated April 28, 1998. The License is perpetual, non-revocable, non-transferable and non-exclusive. On May 18, 2001, the Company granted an exclusive license to Retail Decisions, Inc. for the use of PRISM(R) (subject to the License), having the effect of creating co-exclusive rights for ACI and Retail Decisions, Inc. to use the PRISM(R) technology.

     ACI paid $1.1 million (a one-time initial license fee) to the Company over the four months following February 1, 2001. The License requires the payment of a 15% royalty (effective since February 1, 2002), but no guaranteed minimum royalty payments are required. Although ACI was required to make guaranteed minimum royalty payments during the first year in an amount of approximately $500,000, the Company reported (exclusive of the initial license fee) $590,000 in royalties from ACI during the period from February 1, 2001 through December 31, 2001 and $635,000 in royalties during the six-month period from January 1, 2002 through June 30, 2002.

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     The Board prepared and considered  projections for future royalty  payments under the License. The present valuation of the royalties under the License was calculated by applying a 35% pre-tax discount rate to the value of 15% (the royalty rate payable to the Company under the License) of the sum of: (A) the number of existing licenses multiplied by the average of the sum of monthly license fees and other fees currently being collected per existing license; and
(B) the projected number of new licenses that will be sold, multiplied by the average of the sum of initial license fees, monthly license fees and other fees currently being collected per existing license.

     The present valuation of the royalty rights under the License assumes that:

     o Royalties would be collected for five years following the assignment of royalty rights under the License. This assumption was based on the fact that the license has been in effect since 1996 and the effectiveness of the product and/or technology may diminish over time.

     o One new PRISM(R)license would be sold each quarter during the five year period following the assignment of the royalty rights under the License. This assumption was based on historical performance - an average of approximately 1.5 licenses per quarter from 1997 through 2001 have been sold under the License, so the Board assumed one license per quarter on the assumption that licenses will become more difficult to sell in the future due in part to initial market penetration, new competitors and related market factors and the fact that Retail Decisions, Inc. was granted co-exclusive rights to sell PRISM(R)licenses. The effect of more than one PRISM(R)license being sold per quarter would increase the present value of the royalties and the effect of less than one PRISM(R)license being sold per quarter would reduce the present value of the royalties. The Company projects that the probability of selling more than one license per quarter is equal to the probability of selling less than one license per quarter.

     o Existing licenses will not be renewed or extended at a rate of 10% per year, resulting in monthly license fee cash flows declining at a rate of 10% per year, except in 2004. In 2004 cash flows decline 30% from 2003 based on expectations of fewer customer renewals of their PRISM(R) licenses. The present valuation includes this assumption of declining cash flows because current customers who generate royalties will be lost due to sublicense expiration and non-renewals, and possibly, mergers and acquisitions within the banking industry that eliminate the need for PRISM(R). The Company believes that this assumption is reasonable based on the nature of software and the nature of the licensees of the PRISM(R) software.

     o A 35% pre-tax discount rate over five years of cash flows. Based on the inherent risk present in a company the size of Nestor, the variability of the assumptions used, and the fact that no financing options were available, the Board concluded that a cost of capital rate of 35% was acceptable.

     The foregoing description of the Assignment is qualified in its entirety by reference to the MOU and the Assignment Agreement, copies of which are included as Exhibits 2.1 and 2.2 to this Form 8-K, and to the Company's Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on September 3, 2002 and incorporated herein by reference as Exhibit 20.1.

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Item 7.    Financial Statements and Exhibits.
---------------------------------------------

     (b) Pro Forma Financial Information is incorporated into this Form 8-K by reference to the pro forma financial information contained in the Company's Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on September 3, 2002.


     (c) Exhibits. The following documents are being filed by the Company as exhibits to this report.


Exhibits
--------

  2.1 Memorandum of Understanding, dated as of July 15, 2002, between Nestor, Inc. and Churchill Lane Associates, Inc.

  2.2 Assignment of Royalty Stream, dated as of September 30, 2002, by and between Nestor, Inc. and Churchill Lane Associates, LLC.

 20.1* Definitive Information Statement of the Company on Schedule 14C, filed with the Securities and Exchange Commission on September 3, 2002.


* Incorporated by reference.


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 NESTOR, INC.
                               -------------------------------------------------
                                                 (Registrant)



                               By: /s/ Nigel P. Hebborn
                               -------------------------------------------------
                                  Nigel P. Hebborn
                                  President and Chief Executive Officer


Dated:  October 10, 2002


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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.         Document
-----------         --------

     2.1 Memorandum of Understanding, dated as of July 15, 2002, between Nestor, Inc. and Churchill Lane Associates, Inc.

     2.2 Assignment of Royalty Stream, dated as of September 30, 2002, by and between Nestor, Inc. and Churchill Lane Associates, LLC.


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